UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2025

REVELATION BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39603	84-3898466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4660 La Jolla Village Drive Suite 100
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 800-3717

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	REVB	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for a 1/50,400th share of common stock at an exercise price of $579,600 per share	REVBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2025, Revelation Biosciences, Inc. (the “Company”) entered into warrant exercise inducement offer letters (the “Inducement Letters”) with certain holders (the “Holders”) of 13,065,000 existing Class H Common Stock Warrants exercisable for an aggregate of 4,355,000 shares of its common stock (collectively, the “Existing Warrants”), to exercise their warrants at an exercise price of $2.20 per share, in exchange for the Company’s agreement to issue 13,065,000 new common stock warrants (the “Class I Common Stock Warrants”) as described below. The aggregate gross proceeds from the exercise of the Existing Warrants is approximately $9.6 million, before deducting financial advisory fees. The issuance of the Class I Common Stock Warrants was structured as an at-market transaction under Nasdaq rules.

The Company intends to use the net proceeds from the warrant exercises in connection with its clinical development plans and to fund working capital and general corporate purposes.

The shares of common stock issuable upon exercise of the Existing Warrants are registered for issuance pursuant to a registration statement on Form S-1 (File No. 333-287423), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 28, 2025.

In consideration for the immediate exercise of the Existing Warrants for cash, the exercising Holders received the Class I Common Stock Warrants in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Class I Common Stock Warrants have an exercise price of $2.20 per share, are not exercisable until stockholder approval, and will be exercisable for five years from the date of stockholder approval.

The Class I Common Stock Warrants and the shares of common stock underlying the Class I Common Stock Warrants offered in the private placement have not been registered under the Securities Act or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a resale registration statement on Form S-3 with the SEC within twenty days of the closing to register the resale of the shares of common stock underlying the Class I Common Stock Warrants.

In connection with the transaction described above, the Company entered into a financial advisory services agreement, dated September 10, 2025, with Roth Capital Partners, LLC (“Roth”), pursuant to which the Company has agreed to pay Roth a cash fee of 8% of the aggregate gross proceeds from the exercise of the Existing Warrants and reimbursement for certain expenses, for its services.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the Class I Common Stock Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder and intends to issue the Class I Common Stock Warrants pursuant to the same exemption or pursuant to the exemption provided by Section 3(a)(9) of the Securities Act. The description of the Class I Common Stock Warrants under Item 1.01 of this Form 8-K is incorporated herein by reference. The form of the Class I Common Stock Warrants are filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required, the information included in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On September 11. 2025, the Company issued a press release titled “Revelation Biosciences, Inc. Announces Exercise of Warrants for $9.6 Million in Gross Proceeds.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 8.01 and in Exhibit 99.1 will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or into another filing under the Exchange Act, unless that filing expressly incorporates this information by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Class I Common Stock Warrant
10.1	Form of Inducement Letter
99.1	Press Release dated September 11, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REVELATION BIOSCIENCES, INC.

Date:	September 15, 2025	By:	/s/ Chester S. Zygmont, III
Chester S. Zygmont, III Chief Financial Officer (principal financial and accounting officer)